UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 16, 2005

Foot Locker, Inc.

(Exact Name of Registrant as Specified in its Charter)

New York	1-10299	13-3513936
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

112 West 34th Street, New York, New York	10120
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: 212-720-3700

Former Name/Address (Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On February 16, 2005, the Board of Directors of the Company amended the Foot Locker 2002 Directors Stock Plan (the “Plan”) to provide for an automatic stock option grant to new non-employee directors effective on the date of the first Board meeting attended by the new non-employee director in the fiscal year of his or her election, beginning with the 2005 fiscal year. The number of shares covered by the option would be calculated by dividing $50,000 by the fair market value of the Company’s common stock on the date of grant, which is the same formula provided under the Plan to calculate the annual option grant to non-employee directors that is made on the first business day of each fiscal year. In no event shall any nonemployee director receive more than one stock option grant under the Plan in any fiscal year.

The total number of shares authorized under the Plan and the category of directors covered under the Plan remain unchanged.

A copy of the Plan, as amended, is filed as Exhibit 10.1 to this report.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

10.1	Foot Locker 2002 Directors Stock Plan, as Amended

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FOOT LOCKER, INC. (Registrant)

Date: February 17, 2005	By:	/s/ Gary M. Bahler
Senior Vice President, General Counsel and Secretary